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                                                                   EXHIBIT 10.12

675 Cochrane Drive                              GWL REALTY ADVISORS INC.
Suite 710
Markham, Ontario
L3R 0B8
Telephone:  (905) 475-1995
Fax:        (905) 475-0173

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August 17, 2001



Mr. Robin DeMercado
Geac Canada Limited
11 Allstate Parkway
Suite 300
Markham, Ontario
L3R 9T8

RE: EXTENSION PROPOSAL BETWEEN GEAC CANADA LIMITED (THE "TENANT")
    AND 3170497 CANADA INC. (THE "LANDLORD") -11 ALLSTATE PARKWAY
    -------------------------------------------------------------

Dear Robin:

Further to your conversation with Mike Snell, we are pleased to outline the business terms and conditions under which the Landlord would extend your Lease for premises on the 3rd floor of 11 Allstate Parkway:

PREMISES:      Twenty-five thousand, two hundred and eighty-six (25,286) square feet of Rentable Area located on the 3rd floor of 11 Allstate
               Parkway.

TERM: One (1) year, commencing May 1, 2004 (the "Commencement Date") and terminating on April 30, 2005 (the "Termination Date").

BASIC RENT:    The Basic Rent payable by the Tenant to the Landlord during the
               Term without any set-off, abatement or deduction shall be based on a rent factor of:

                   $16.50 net per square foot of the Rentable Area per annum.

STORAGE: The Tenant shall retain its storage space of 2,593 sq.ft. at its current gross rental rate of $7.50 per square foot, per annum.



A subsidiary of The Great-West Life Assurance Company


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                                       2

LANDLORD'S
CONDITIONS:    This Extension Proposal shall be conditional for five (5)
               business days from the date of acceptance of this Proposal by both parties, upon the Landlord being satisfied with the following:

               (a) approval of the Executive Committee of the Landlord.

               Should these conditions not be satisfied by the Landlord within the five (5) business day period, this Proposal shall be null and void.

IRREVOCABLE:   This Proposal is irrevocable by the Landlord until 4:00 p.m.,
               Wednesday, August 22, 2001, after which time it shall become null and void.

Should the above be satisfactory for your purposes, kindly execute all copies of this Proposal and return them to our office in order that they may be executed by the Landlord.

We would like to thank you for giving us the opportunity to submit our Proposal to Geac Canada Limited and look forward to hearing from you in the near future.

Yours truly,
GWL REALTY ADVISORS INC.
On behalf of the Landlord


"GWL Realty Advisors Inc."

Per:  Glenn Way
Director, Leasing
Direct Dial (905) 475-4023

GW/lmp

Accepted in Markham, this 21st day of August, 2001.

GEAC CANADA LIMITED


Per: [illegible signature]
    --------------------------------------
    (Tenant)